UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of our Board of Trustees held on March 14, 2013, Israel Rosenzweig was appointed to serve as Chairman of the Board.  Fredric H. Gould, who previously served as chairman, continues to serve as our trustee.

Item 5.07	Submission of Matters to a Vote of Security Holders

At our annual meeting of shareholders held on March 14, 2013, all of the proposals presented by us were approved.  The proposals are described in detail in our definitive proxy statement dated January 28, 2013.

Proposal 1

At the meeting, the following trustees were elected for a three year term (with the votes as indicated):

	For	Against	Abstain	Broker Non-Vote

Matthew J. Gould	10,110,037	46,182	8,041	2,770,406
Louis C. Grassi	10,121,066	35,727	7,468	2,770,405
Israel Rosenzweig	10,111,524	45,515	7,223	2,770,404
Jeffrey Rubin	10,121,861	35,183	7,217	2,770,405

Proposal 2

At the meeting, the proposal to ratify the appointment of BDO USA, LLP as BRT’s independent registered public accounting firm for the year ended September 30, 2013 was approved (with the votes as indicated):

For	Against	Abstain

12,835,732	30,000	68,934

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST
Date: March 15, 2013	By: /s/ David W. Kalish David W. Kalish Senior Vice President - Finance